UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2021

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

Texas	000-28745	86-0837077
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

6836 Bee Caves Road

Building 1, Suite 279

Austin, TX 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 772-4245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section l 2(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of I 934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On July 23, 2021, Cipherloc Corporation (the “Company,” “we,” or “us”) entered into a financial advisory and consulting letter agreement (the “Agreement”) with Paulson Investment Company, LLC (“Paulson”). Pursuant to the Agreement, Paulson will provide the following services at our request: (a) familiarize itself with our business, assets and financial condition; (b) assist us in developing strategic and financial objectives; (c) assist us in increasing our exposure in the software industry; (d) assist us in increasing our profile in the investment and financial community through introductions to analysts and potential investors, participation in investment conferences and exploitation of reasonably available media opportunities; (e) identify potentially attractive merger and acquisition opportunities; (f) review possible innovative financing opportunities and (g) render other financial advisory reservices and may be reasonably requested. The term of the Agreement is four years from the date of the Agreement, unless terminated earlier by either party as provided therein.

As compensation for these services, we are issuing to Paulson 4,000,000 shares of our common stock, par value $0.01 per share and agreeing to reimburse them for all reasonable and documented expenses incurred by Paulson in connection with providing such services.

We have agreed to indemnify Paulson and certain of its related parties for any losses, claims, damages or liabilities related to the services it renders pursuant to the Agreement, other than those that are finally judicially determined to have resulted primarily from Paulson’s bad faith or gross negligence.

The foregoing summary is qualified in its entirety by reference to the Agreement, which is incorporated by reference in its entirety and a copy of which is included as Exhibit 10.1 to this filing.

Item 3.02. Unregistered Sales of Equity Securities.

The information in Item 1.01 relating to the Agreement are incorporated by reference into this Item 3.02. We claim an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for such issuances, since the foregoing issuances did not involve a public offering. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement between Cipherloc Corporation and Paulson Investment Company, LLC dated July 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2021

CIPHERLOC CORPORATION

By:	/s/ Ryan Polk
Ryan Polk
Chief Financial Officer

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